Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$83,812,599
Realized Trading Gain (Loss) on Short-Term Investments	3,591
Unrealized Gain (Loss) on Market Value of Futures	(57,448,549)
Dividend Income	1,034
Interest Income	1,990,238
ETF Transaction Fees	18,000
Total Income (Loss)	$28,376,913

Expenses
General Partner Management Fees	$465,416
Professional Fees	103,562
Brokerage Commissions	169,045
Non-interested Directors' Fees and Expenses	16,668
Prepaid Insurance Expense	13,090
NYMEX License Fee	15,514
SEC & FINRA Registration Expense	24,475
Total Expenses	$807,770
Net Income (Loss)	$27,569,143

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$1,261,028,112
Additions (14,100,000 Shares)	168,041,668
Withdrawals (20,900,000 Shares)	(250,204,153)
Net Income (Loss)	27,569,143

Net Asset Value End of Month	$1,206,434,770
Net Asset Value Per Share (104,700,000 Shares)	$11.52

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596